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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934
JUNE 1, 2001
Date of Report (Date of earliest event reported)
WM. WRIGLEY JR. COMPANY
(Exact name of registrant as specified in its charter)
	DELAWARE	    1-800	    36-1988190
(State or other jurisdiction  (Commission      (I.R.S. Employer
 of incorporation or           File Number)     Identification
 organization)                                  No.)

	410 NORTH MICHIGAN AVENUE
	CHICAGO, ILLINOIS	60611
	(Address of principal executive offices)	(Zip Code)

(312) 644-2121
Registrant's telephone number, including area code


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ITEM 5. OTHER EVENTS

On May 23, 2001, the Registrant's Board of Directors adopted a Stockholder Rights Plan and pursuant to that Plan, declared a dividend distribution of one Right for each share of Common and Class B Common Stock of the Company outstanding as of June 6, 2001. Under the Plan, the Company entered a Stockholder Rights Agreement with EquiServe, L.L.P., as Rights Agent, dated as of June 1, 2001.

Shares of Common Stock issued after June 6, 2001 will also be entitled to and will be accompanied by Rights.

The Stockholder Rights Agreement and the Registrant's Press
Release with respect thereto are set forth in Exhibits 4.1 and 99.1, respectively, and are attached hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired:	None.
(b) Pro Forma Financial Information:	None.
(c) Exhibits:
	Exhibit Number		Exhibit

	 4.1				Stockholder Rights Agreement
	99.1				Press Release, dated May 24, 2001





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2001	WM. WRIGLEY JR. COMPANY
	(Registrant)

	By: /s/ HOWARD MALOVANY
	Howard Malovany
	Vice President, Secretary
	and General Counsel